Exhibit 10.10

STOCK CANCELLATION
AND STIPULATION AGREEMENT

This Stock Cancellation and Stipulation Agreement (this “Agreement”) is made and entered into by and among CrowdGather, Inc., a Nevada corporation (the “Company”), and the parties signatory hereto on the Signature Page of Stockholders (each such party, a “Stockholder” and collectively, the “Stockholders”), effective as of the date this Agreement is accepted by the Company in accordance with Section 3 hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Stockholders, collectively, are the record and beneficial owners of an aggregate of five hundred eighty thousand (580,000) shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which shall include (i) three hundred twenty three thousand eight hundred sixty four (323,864) of the Escrow Shares (as defined below) that are subject to the lease escrow provisions of Section 1.3 of the Securities Escrow Agreement (as defined below) and (ii) two hundred fifty six thousand one hundred sixty three (256,163) shares of Common Stock that are held by the Stockholders. The exact number of the Shares which are held by each of the Stockholders and are being cancelled pursuant to the terms of this Agreement is specified on Schedule A to the Agreement, which is attached hereto;

WHEREAS, the Company entered into an Agreement and Plan of Merger dated June 9, 2010 among the Company, Adisn, Inc., a Delaware corporation (“Adisn”) and the Company’s wholly-owned subsidiary, Adisn Acquisition Corp. (the “Merger Agreement”), pursuant to which Adisn Acquisition Corp merged with and into Adisn, Inc. and became a wholly owned subsidiary of the Company;

WHEREAS, as an inducement to the Company to enter into the Merger Agreement, the Company and certain of the Adisn Stockholders entered into a Securities Escrow Agreement (“Securities Escrow Agreement”), pursuant to which those Adisn Stockholders agreed to place stock certificates of the Company’s common stock representing an aggregate of two million one hundred seventy two thousand six hundred three (2,172,603) shares of common stock into escrow (“Escrow Shares”) for the benefit of the Company (i) to secure the indemnification obligations in Section 10(c)(i) and (iii) of the Merger Agreement, and (ii) in the event the Company fails to achieve certain financial performance thresholds for the six and twelve month periods following the closing of the Merger; and

WHEREAS, in consideration of the Company’s willingness to stipulate that Adisn has achieved the initial financial threshold as specified in Section 1.6(a) of the Securities Escrow Agreement, the Stockholders desire to have cancelled and the Company desires to cancel and retire all of the Shares effective as of the Closing (as defined below).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

1. Cancellation of Shares.  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Shares shall be cancelled and retired by the Company and shall be of no further force or effect. Upon the execution of this Agreement by each Stockholder, such Stockholder shall deliver to the Company the certificate or certificates representing its respective number of Shares, as specified in Schedule A, duly executed for cancellation, or accompanied by stock powers duly executed in blank (with a medallion guarantee or such other evidence of signature as the Company’s transfer agent may require).

If the certificate delivered by the Stockholder represents shares of the Company’s Common Stock in excess of the exact number of Shares specified on Schedule A (the “Remaining Shares”), the Company shall promptly issue a stock certificate to the Stockholder representing the Remaining Shares.

2. Stipulation by Company. The Company hereby stipulates and agrees that (i) Adisn has achieved the initial financial threshold as specified in Section 1.6(a) of the Securities Escrow Agreement, and (ii) Adisn operated on a Break Even Cash Flow Basis (as defined in the Securities Escrow Agreement) for the six month period following the Closing Date.

3. Effectiveness of this Agreement.  The consummation of the transactions contemplated hereby (the “Closing”) shall take place at the offices of the Company or at such other place as the parties may mutually agree, on or before December 9, 2010.  In the event the Company does not receive all of the certificates representing the Shares, duly executed for cancellation, or accompanied by stock powers duly executed in blank (with a medallion guarantee or such other evidence of signature as the Company’s transfer agent may require), this Agreement shall not be executed by the Company and shall not become effective.  In that event, the Company shall deliver to the Stockholders all certificates representing the Shares.

4. Representations of Stockholders.  Each Stockholder, severally and not jointly, represents and warrants to the Company, as of the date such Stockholder executes this Agreement and as of the Closing, that:

(a) Such Stockholder has the legal capacity to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly executed and delivered by such Stockholder and is a valid and legally binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms.

(b) Such Stockholder is the sole holder of record of that portion of the Shares as set forth on the Signature Page of Stockholders (the “Stockholder’s Shares”), and is the beneficial owner of the Stockholder’s Shares, free and clear of all liens, and there exists no restriction on the transfer of the Stockholder’s Shares to the Company.  Such Stockholder shall deliver to the Company at Closing good and marketable title to the Stockholder’s Shares free and clear of all liens.

(c) No action has been taken by such Stockholder that would give rise to a claim against the Company for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement.

5. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada without regard to conflict-of-laws rules.

6. Undertakings.  Each Stockholder and the Company hereby agrees to take whatever additional action and execute whatever additional documents may be reasonably necessary or advisable in order to carry out or effect one or more of the provisions of this Agreement.

7. Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

8. Entire Agreement; Amendment.  This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter. This Agreement may not be modified, changed, supplemented, amended or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties have executed this Stock Cancellation and Stipulation Agreement as of the dates set forth below.

CROWDGATHER, INC. a Nevada corporation

By:	/s/ Sanjay Sabnani
Sanjay Sabnani
Its:	President
Date:	December 9, 2010

SIGNATURE PAGE OF STOCKHOLDERS

Name of Stockholder:   Andrew Moeck

Signature of Authorized Signatory of Stockholder:    /s/ Andrew Moeck

Name of Authorized Signatory:    Andrew Moeck

Title of Authorized Signatory:

Date:      December 9, 2010

Number of Shares of Common Stock:    480,000

[SIGNATURE PAGES CONTINUE]

SIGNATURE PAGE OF STOCKHOLDERS

Name of Stockholder:   Wendell Brown

Signature of Authorized Signatory of Stockholder:     /s/ Wendell Brown

Name of Authorized Signatory:    Wendell Brown

Title of Authorized Signatory:   Self

Date:     Dec 9, 2010

Number of Shares of Common Stock:       50,000

[SIGNATURE PAGES CONTINUE]

SIGNATURE PAGE OF STOCKHOLDERS

Name of Stockholder:    Battery Ventures VIII, L.P.

Signature of Authorized Signatory of Stockholder:      /s/ R. David Tabors

Name of Authorized Signatory:   R. David Tabors

Title of Authorized Signatory:   Managing Member of Battery Partners VIII, LLC, The Stockholder's General Partner

Date:       December 2010

Number of Shares of Common Stock:    50,000

[SIGNATURE PAGES CONTINUE]

SCHEDULE A

Name of Shareholder	Number of Shares being Cancelled
Andrew Moeck	480,000
Wendell Brown	50,000
Battery Ventures VIII, L.P.	50,000